Exhibit 10.1



                         EMPLOYMENT AGREEMENT
                         --------------------

     AGREEMENT, made and entered into as of the 20th day of October, 1995 by and between Polaroid Corporation, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Gary T. DiCamillo (the "Executive").

                         W I T N E S S E T H :
                         -------------------

     WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this
"Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

     1.   Definitions.
          -----------
          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 20% or more of the Stock then outstanding, but does not include any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Stock for or pursuant to the terms of any such employee benefit plan.

          (b) "Affiliate" and "Associate" when used with reference to any Person, shall have the meaning given to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (c)  "Base Salary" shall mean the salary provided for in
Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

          (d) "Beneficial Owner" shall be a Person deemed to "beneficially own", any securities:

               (i)  which such Person or any of such Person's
Affiliates or Associates beneficially owns, directly or indirectly; or

               (ii) which such Person or any of such Person's
Affiliates or Associates has:

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                                                                   2


                   (A)   the right to acquire (whether such
                         right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or

                    (B)  the right to vote pursuant to any
                         agreement, arrangement or understanding
                         (written or oral); provided however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding (written or oral) to vote such security (i) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

               (iii) which are beneficially owned, directly or indirectly, by any Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section l(d)(ii)(B) of this Agreement) or disposing of any securities of the Company.

          (e) "Board" shall mean the Board of Directors of the Company.

          (f) "Cause" shall mean:

               (i) the Executive commits a felony or commits a misdemeanor involving moral turpitude; or

               (ii) the Executive is guilty of deliberate or gross misconduct or gross negligence in carrying out his duties under this Agreement.

          (g)  A "Change in Control" shall mean:

               (i) the date on which a change in control of the Company occurs of a nature that would be required to be reported
(assuming that the Company's Stock was registered under the Exchange
Act) in response to an item (currently item 6(e)) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or an item (currently Item l(a)) of Form 8-K under the Exchange Act;

               (ii) the date on which there is an Acquiring Person and change in the composition of the Board of the Company within two years after the Share Acquisition Date with respect to such Acquiring Person that results in the disinterested directors (who shall be directors who are not employees, officers or former officers of the Company and who do not receive remuneration, either directly or indirectly, from the Company in any capacity other than as a director) not constituting a majority of the Board;

               (iii) any day on or after the Share Acquisition Date when directly or indirectly, any of the transactions specified in the following clauses occurs:

                         (A)  the Company shall consolidate with, or
                         merge with and into, any other Person;

                         (B) any Person shall merge with and into the Company; or

                         (C)  the Company shall sell, lease,
                         exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the major part of the assets of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons;

               (iv) the date when a Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person holding Stock for or pursuant to the terms of any such employee benefit plan) alone or together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 30% or more of the Stock then outstanding;

               (v) the date on which the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than

                    (A)  a merger or consolidation which would
                         result in voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or

                    (B)  a merger or consolidation effected to
                         implement a recapitalization of the Company
                         (or similar transaction) in which no Person acquires 50% or more of the combined voting power of the company's then outstanding securities; or

               (vi) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

          (h) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in Section 12(c) below following the occurrence, without the Executive's prior consent, of one or more of the following events
(except in consequence of a prior termination):

               (i)  a reduction in the Executive's Base Salary;

               (ii) a reduction in Executive's level of responsibility with respect to the general management of the affairs of the Company; or

               (iii)     any event set forth in subsections (A) through
(H) of Section 3.02 of the Polaroid Extended Severance Plan, or any amendment thereof, following a Change in Control.

          (i) "Disability" shall mean the Executive's disability within the meaning of the Polaroid Long Term Disability Plan.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question.

          (k) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (1) "Share Acquisition Date" shall mean the first date any Person shall become an Acquiring Person.

          (m) "Stock" shall mean the outstanding shares of Common Stock of the Company and, for purposes of the Change in Control provisions, any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed.

          (n) "Subsidiary" of the Company shall mean any corporation of which the Company owns, directly or indirectly, more than 50% of the Voting Stock.

          (o)  "Term of Employment" shall mean the period specified in
Section 2 below.

          (p) "Trading Day" is any day on which the Stock is traded on the New York Stock Exchange.

          (q) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     2.   Term of Employment.
          ------------------

          The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing October 20, 1995 and ending October 31, 2000, subject to earlier termination as provided in Section 12, below.

     3.   Position, Duties and Responsibilities.
          -------------------------------------
          (a) During the Term of Employment, the Executive shall be employed commencing December 1, 1995 as the Chief Executive Officer of the Company and be responsible for the general management of the affairs of the Company. It is the intention of the Parties that the Executive shall be elected to and serve as a member of the Board and thereafter shall be Chairman of the Board. The Executive, in carrying out his duties under this Agreement, shall report to the Board.

          (b) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving, subject to approval of the Board, on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not interfere with the proper performance of his duties and responsibilities as the Company's Chairman and Chief Executive Officer.

     4.   Base Salary.
          -----------
          The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of no less than $550,000. The Base Salary shall be reviewed periodically by the Board.

     5.    Annual Bonus.
           ------------
          Commencing January 1, 1996, the Executive shall participate in the Company's annual bonus plan with an annual target award opportunity of at least $400,000, which amount shall be guaranteed in respect of 1996. Such guaranteed amount of $400,000 shall be paid no later than February 28, 1997.

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                                                                   6


     6.   Stock Option Awards.
          -------------------
          Upon commencement of employment, the Executive shall be awarded a ten-year option, substantially in the form attached to this Agreement as Exhibit A, to purchase 250,000 shares of Stock (the "Option"). The Executive shall be eligible to participate in the ongoing stock option award program commencing in 1997.

     7.   Restricted Stock.
          ----------------
          Upon commencement by the Executive of his full time duties, he shall be awarded (i) 25,000 shares of restricted stock which shall vest at the rate of 5,000 shares at the end of each of the first five years of employment and (ii) 15,000 shares of restricted stock which shall fully vest five years from the date of this Agreement if the Executive achieves the performance criteria to be established by December 31, 1995 by mutual agreement of the parties.

     8.   Special Payment.
          ---------------
          Upon commencement of employment, the Executive shall be paid in cash the amount of $500,000.

     9.   Employee Benefit Programs.
          -------------------------
          During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives, as such plans or programs may be in effect from time to time, including, without limitation, pension, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall replace the Executive's participation in The Polaroid Extended Severance Plan.

     10.  Supplemental Pension.
          --------------------
          The Company shall provide the Executive an additional monthly retirement benefit pursuant to the terms of this Agreement which shall be equal to the excess of (i) the monthly pension benefit that would be payable to the Executive under the terms of the Polaroid Pension Plan enhanced by the benefits under the Polaroid Retirement Parity Plan and the Polaroid Executive Equalization Retirement Plan ("Retirement Benefit") as in effect on the date hereof, assuming that the Executive is credited with one additional year of service for each of his first ten years of actual service with the Company over (ii) the monthly Retirement Benefit which is actually payable to the Executive without regard to this Section 10. In determining the amount of any offset as provided in the preceding sentence, such amount shall be calculated assuming the same frequency of payment, the same form of annuity and the same commencement date of payment as the benefits to be paid under this Section 10. The Retirement Benefit payable to or in respect of the Executive pursuant to this Section 10 shall be vested upon completion of 2-1/2 years of service, and shall commence to be paid at the same time as the Executive's Retirement Benefit. The
Retirement Benefit payable to or in respect of the Executive pursuant to this Section 10 shall be paid in the form of a straight life annuity for his lifetime or in such other alternative form of benefit permitted under the terms of the Plans as currently in effect as the Executive may elect in accordance with the election provisions applicable.

     11.  Reimbursement of Business and Other Expenses.
          --------------------------------------------
          The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.

     12.  Termination of Employment.
          -------------------------
          (a) Termination Due to Disability or Death. In the event the Executive's employment is terminated due to his Disability or death, he, or his estate or his beneficiaries, as the case may be, shall be entitled to:

               (i)  Base Salary through the date of termination;

               (ii) pro-rata bonus for the year in which the Executive's Disability or death occurs, such bonus to be paid when other bonuses for the year involved are paid;

               (iii) other benefits or entitlements in accordance with applicable plans and programs of the Company.

          (b) Termination by the Company for Cause. In the event the Company terminates the Executive's employment for Cause, he shall be entitled to:

               (i) Base Salary through the date of the termination of his employment for Cause;

               (ii) other benefits or entitlements, if any, in accordance with applicable plans or programs of the Company; however, notwithstanding the foregoing, the Executive shall not be entitled to any bonus for the year in which his termination occurs.

          (c) Termination Without Cause or Constructive Termination Without Cause. In the event the Executive's employment is terminated without Cause, other than due to Disability or death, or in the event there is a Constructive Termination Without Cause, the Executive shall be entitled to:

               (i) Base Salary through the date of termination of the Executive's employment;

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                                                                   8


               (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for a period of 24 months following such termination (the "Severance Period");

               (iii) annual bonus payments for the period from the beginning of the year in which the termination occurs through the end of the Severance Period based on the actual performance of the Company; any such payment for a period of less than a full year shall be prorated by the number of days for which payment is made;

               (iv) other benefits or entitlements in accordance with applicable plans and programs of the Company.

          (d) Termination of Employment Following a Change in Control. If, following a Change in Control, the Executive's employment is terminated without Cause or there is a Constructive Termination Without Cause, the Executive shall be entitled to the payments and benefits provided in Section 12(c), provided that the salary continuation payments shall be based on 36 months and shall be paid in a lump sum without any discount. Also, immediately following a Change in Control, all amounts, entitlements or benefits in which he is not yet vested shall become fully vested except to the extent such vesting would be inconsistent with the terms of the relevant plan.

          (e) Limitation Following a Change in Control. In the event that the termination of the Executive's employment is for one of the reasons set forth in Section 12(d) above and the aggregate of all payments or benefits made or provided to the Executive under Section 12(d) above and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), notwithstanding any other provision of this Agreement to the contrary the aggregate amount of payments or benefits paid by the Company to the Executive pursuant to this Agreement shall be reduced to the maximum amount (if any) that can be so provided without any portion of the Aggregate Payment being subject to any excise tax imposed by Section 4999 of the Code ("Excise Tax"). The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 12(e) shall be made by the regular independent auditor of the Company.

          (f) Mitigation; Offset. In the event of any termination of employment under this Section 12, the Executive shall make reasonable effort to seek other comparable employment and any remuneration attributable to any subsequent employment that he may obtain shall be offset against amounts due the Executive under this Agreement for any period corresponding to such period of subsequent employment.

(g) Full Discharge of Company Obligations. The amounts payable to Executive pursuant to this Section 12 following termination of his employment shall be in full and complete satisfaction of Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with Executive's employment with the Company.

     13.  Noncompetition and Confidentiality.
          ----------------------------------
          (a) Noncompetition. During the period in which Executive is employed by the Company or any of its subsidiaries and during any Severance Period, as provided in Section 12(c), above, but in no event for a period of less than 12 months following a termination of his employment, Executive shall not engage in any activity or become associated with any entity or venture, whether as a principal, partner, employee, consultant, shareholder (other than as a holder of not in excess of 1% of the outstanding voting shares of any publicly traded company) or otherwise, that is in competition in any geographic area with the business of the Company.

          (b) Confidentiality. Without the prior written consent of the Company, except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Executive shall not disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including data and other information relating to members of the Board and management), operating policies or manuals, business plans, financial records or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or information designated as confidential or proprietary that the Company or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its subsidiaries (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Executive's breach of this Section 13(b)).

          (c) Company Property. Promptly following Executive's termination of employment, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his control.

          (d) Non-Solicitation of Employees. During the period in which Executive is employed by the Company and any of its subsidiaries, and for two years following any termination of employment by the Executive, Executive shall not directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate employment with such entity, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof unless such person shall have ceased to be employed by such entity for a period of at least 6 months.

          (e) Injunctive Relief with Respect to Covenants. Executive acknowledges and agrees that the covenants and obligations of Executive with respect to noncompetition, nonsolicitation, confidentiality and Company property relate to special, unique and extraordinary matters, including his own skills, and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law.
Therefore, the Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Executive from committing any violation of the covenants and obligations contained in this Section 13. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

     14.  Effect of Agreement on Other Benefits.
          -------------------------------------
          Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

     15.  Assignability: Binding Nature.
          -----------------------------
          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Without the prior written consent of the Company, no rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 21 below.

     16.  Representation.
          --------------
          The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and each of the parties represents and warrants that the performance of the obligations of such party under this Agreement will not violate any agreement between that party and any other person, firm or organization.

     17.  Entire Agreement.
          ----------------
          This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

     18.  Amendment or Waiver.
          -------------------
          No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     19.  Severability.
          ------------
          In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     20.  Survivorship.
          ------------
          The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     21.  Beneficiaries/References.
          ------------------------
          The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     22.  Governing Law.
          -------------
          This Agreement shall be governed by and construed and interpreted in accordance with the laws of Massachusetts without reference to principles of conflict of laws.

     23.  Notices.
          -------
          Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:   Polaroid Corporation
                     565 Technology Square
                     Cambridge, MA 02139

                     Attention: Vice President, Human Resources

If to the Executive: Gary T. DiCamillo
                     c/o Polaroid Corporation
                     565 Technology Square
                     Cambridge, MA 02139

     24.  Headings.
          --------
          The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     25.  Counterparts.
          ------------
          This Agreement may be executed in two or more counterparts.

     26.  Conditions.
          ----------
          This Agreement is conditioned upon its approval by the Board and upon the Executive's providing the Company with evidence of his good health based upon a medical examination satisfactory to the Company.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                 Polaroid Corporation




                                 By:  /s/ I M Booth
                                          -------------

                                      /s/ Gary T. Dicamillo
                                          -----------------
                                          Gary T. DiCamillo

                               EXHIBIT A

                 POLAROID STOCK INCENTIVE PLAN

                 1995 STOCK INCENTIVE AGREEMENT

This Agreement is evidence of a grant effective _______, 1995 by Polaroid Corporation to ____________ who is employed by Polaroid. The purpose is to encourage, motivate and retain individuals such as yourself and create a stronger alliance between senior members of Polaroid and its shareholders. This Agreement and the option described in this Agreement are subject to and qualified by the provisions of the Polaroid Stock Incentive Plan as amended from time to time (the "Plan"), the terms and conditions of which are incorporated by reference into this Agreement as if fully set forth in this Agreement. Should any questions arise, the terms of the official Plan document will govern. The Plan document is available from Polaroid's Corporate Compensation and Benefits Department. (Tel: 617-386-3911)

THE GRANT:     The Company grants you the right and option to purchase
250,000 shares of Polaroid Common Stock, par value $1.00 per share, at the price of $________ per share. This grant is in addition to your salary and other compensation. The option may be used only by you and may not be transferred, assigned, pledged or encumbered. The price, number and kind of shares subject to the option may be adjusted upon the occurrence of certain events specified in the Plan. The grant is intended to be a "Nonstatutory Stock Option", not qualifying for tax treatment as an "Incentive Stock Option".

WHEN YOU CAN EXERCISE YOUR OPTION: If you remain employed by Polaroid or one of its subsidiaries, the following vesting schedule applies:

     25% of the option (62,500 shares) may be exercised beginning
     __/__/96
     50% of the option may be exercised beginning __/__/97
     75% of the option may be exercised beginning __/__/98
     100% of the option may be exercised beginning __/__/99.

The entire option must be exercised within 10 years from ________, 1995. At any one time, you must exercise a minimum of 100 shares or the total shares still available to be exercised under this option, whichever is less.

IF YOUR EMPLOYMENT TERMINATES:     If your employment with Polaroid or
one of its subsidiaries terminates (whether by death or otherwise), the vesting schedule stops as of your termination date, unless the Change In Control provision set forth in the Plan is applicable.. (Transfers between Polaroid and its subsidiaries are not considered termination.) Once your employment terminates, shares already exercisable remain so until 10 years from _________, 1995 or the following, whichever is earlier:

 .    three years from your retirement date
 .    two years from the date you go on Long Term Disability
 .    one year from your death
 .    three months from the date of termination of your employment for any other reason. (If federal securities laws prohibit exercise during this period, the company reserves the right to extend an individual's exercise period beyond three months.)

ACCELERATION OF VESTING: Upon date of termination, any portion of a grant which is not fully vested shall automatically become fully vested;

 .    If a participant is 65 years of age or older and years of service is 10 or greater; or,
 .    If a participant's age plus years of service equals at least 90

TAXES AND SECURITIES LAWS:    General information on taxes and
Securities and Exchange Commission regulations is provided in the Plan booklet. Please review the information and keep it and this Agreement with your other important papers. Individual tax and securities situations vary. We strongly recommend that you seek individual guidance from a qualified adviser.

This Agreement and the option described in this Agreement are fully subject to any applicable federal and state securities and tax laws and regulations in effect from time to time, whether or not described in the Plan. These legal requirements may affect your rights and obligations with respect to the option, your ability to exercise it, the manner in which it may be exercised, any duties you may have to disclose the grant or the exercise of the option, and the disposition of stock acquired upon exercise of the option. For example, federal securities laws prohibit you from exercising the option if you hold material, non-public information concerning Polaroid Corporation. As tax and securities laws may change, you should consult a competent adviser before taking any actions with respect to your option. By signing below, you agree to sign such further documents as Polaroid may reasonably require to assure compliance with federal and state securities and tax laws.

NOT AN EMPLOYMENT CONTRACT:   Also by signing below, you acknowledge
that nothing in this Agreement or the Plan confers upon you any rights to continued employment or limits the right of Polaroid or its subsidiaries to modify the terms of your employment.

                    POLAROID CORPORATION



                    By:
                         Director
                         Corporate Compensation & Benefits

I understand and agree to comply with the terms of this Agreement and the Plan


----------------          --------------------
Date                      Participant

Return signed original (as indicated on the enclosed letter) and keep a copy for your records.